UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

THERMA-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26911 (Commission File Number)	94-3000561 (IRS Employer Identification No.)

1250 Reliance Way Fremont, California 94539 (Address of principal executive offices, including Zip Code)

(510) 668-2200 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Effective April 19, 2005, Therma-Wave, Inc. (“Therma-Wave”) entered into an exclusive representative agreement with Hermes-Epitek Corporation (“Hermes-Epitek”) (such agreement is referred to herein as the “Agreement”), under which Hermes-Epitek is to distribute and service Therma-Wave’s Therma-Probe and Opti-Probe family of metrology products.

Pursuant to the terms of the Agreement, Hermes-Epitek will serve as the exclusive representative of certain Therma-Wave product lines for China, Malaysia, Singapore and Taiwan. Therma-Wave will pay Hermes-Epitek a commission on the sale of such products where the products are installed within one of the enumerated territories and where the sales process or purchasing decision was directly influenced by Hermes-Epitek. Additionally, Hermes-Epitek will provide Therma-Wave customers with technical support services for the products, including, among other things, installation services and qualification testing. The term of the Agreement is twenty-four months, with a provision for automatic renewal for additional twelve month terms.

A copy of the press release announcing the Agreement, dated April 19, 2005, is attached hereto as Exhibit 99.1.

A copy of the Agreement will be filed with the company’s upcoming annual report on Form 10-K.

ITEM 2.05 Costs Associated with Exit or Disposal Activities.

On April 19, 2005, Therma-Wave, Inc. adopted a plan to restructure its Asian operations. In connection with such restructuring plan, the company will incur severance and related charges, charges in connection with the cancellation of leases and write-offs for certain fixed assets. The charges in connection with the restructuring plan are expected to be in the range of $0.5 million to $1.0 million and will be recorded during the company’s fiscal first and second quarters of 2006. We expect the restructuring plan will result in cash expenditures of approximately $0.5 million to $0.85 million in the company’s fiscal first and second quarters of 2006.

ITEM 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
No.	Description
99.1	Press Release dated April 19, 2005 titled “Hermes-Epitek to Distribute and Service Therma-Wave Metrology Products in Select Asian Markets”.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the restructuring of Therma-Wave’s Asian operations and the accounting charge and the cash expenditures to be incurred in connection with the restructuring. Factors that could cause actual results to differ materially from the forward-looking statements include our ability to estimate these accounting charges and related cash expenditures, unforeseen changes in the accounting rules, the loss of one or more large customers in the region, possible disruptions to our business and the impact on remaining employees of the restructuring activities, disruptions at our manufacturing facilities and general political, economic and stock market conditions and events, both domestically and internationally. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the “Risk Factors” section filed as Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended March 28, 2004, all quarterly reports on Form 10-Q for the following fiscal quarters, all subsequent current reports on Form 8-K and all of our prior press releases. All forward-looking statements in this current report on Form 8-K are based on information available to us as of the date hereof, and we assume no duty to update these forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMA-WAVE, INC.

/s/ L. Ray Christie

Date: April 25, 2005	Name: L. Ray Christie
Title: Senior Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated April 19, 2005 titled “Hermes-Epitek to Distribute and Service Therma-Wave Metrology Products in Select Asian Markets”.